UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2012

ENER1, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34050	59-2479377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, Suite 40

New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

(212) 920-3500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On February 27, 2012, Ener1, Inc. (the “Company”), Bzinfin S.A. (“Bzinfin”) and Liberty Harbor Special Investments, LLC, Goldman Sachs Palmetto State Credit Fund, L.P., Whitebox Multi Strategy Partners, L.P., Whitebox Concentrated Convertible Arbitrage Partners L.P., Pandora Select Partners, L.P., Whitebox Credit Arbitrage Partners, L.P., and Whitebox Special Opportunities Fund LP, Series B (together with Bzinfin, the “Support Parties”) entered into an Agreement and Consent to amend certain provisions of the Company’s Prepackaged Plan of Reorganization and the form of New Notes Loan Agreement attached as exhibits to the Restructuring, Lockup and Plan Support Agreement (the “Support Agreement”), dated as of January 26, 2012. The Agreement and Consent, including the referenced amendments, is filed as Exhibit 10.1 hereto. The Support Agreement is further described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 26, 2012, and Current Report on Form 8-K/A filed by the Company with the SEC on January 27, 2012 (together, the “Prior Form 8-Ks”).

Item 1.03      Bankruptcy or Receivership.

(b) As previously disclosed in the Prior Form 8-Ks, on January 26, 2012, the Company filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 (“Chapter 11”) of Title 11 of the United States Bankruptcy Code (“Bankruptcy Code”). The Chapter 11 case is being administered under the caption “In re Ener1, Inc.,” Case No. 12-10299 (the “Chapter 11 Case”).

On February 28, 2012, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Company’s Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as amended on February 27, 2012 in accordance with the Agreement and Consent (as so amended, the “Plan”). The Plan is expected to become effective, subject to certain conditions that must be satisfied, on or about March 14, 2012 (the “Effective Date”). The Confirmation Order is filed as Exhibit 99.1 hereto.

Restructuring of Long Term Debt

The Plan provides for a restructuring of the Company’s long-term debt and the infusion of up to $86 million of new capital pursuant to the terms and subject to the conditions of the equity commitment agreement that will provide both exit financing and working capital to conduct the continued operation of the Company’s consolidated subsidiaries (the “Exit Financing”). The first $55 million under the Exit Financing will be provided by Bzinfin, and will be comprised of cash plus the principal amount outstanding under the DIP Facility (defined below), which amount will be converted into New Preferred Stock (as defined and described below). The balance of $31 million will be provided by Bzinfin together with the other Support Parties. Pursuant to the Plan, the Company’s $57.3 million in outstanding principal amount of Tranche A and Tranche B 8.25% senior unsecured notes (the “Old Senior Notes”), $10.0 million in outstanding principal amount of 6% senior convertible notes (the “Old Convertible Notes”) and the Company's Line of Credit Facility (the "Line of Credit"), under which $11.2 million principal is outstanding will be terminated in exchange for (i) a combination of shares of new common stock, par value $0.01 per share (the “New Common Stock”), issued by the reorganized Company (with respect to the Old Senior Notes, Old Convertible Notes and Line of Credit), (ii) cash, which may be funded under the Exit Financing (with respect to the Old Senior Notes and Old Convertible Notes), and (iii) new term debt issued by the Company (with respect to the Old Senior Notes).

In addition, on the Effective Date, the Company’s $20 Million Debtor-in-Possession Loan Agreement (the “DIP Facility”), dated as of January 27, 2012, as amended, with Bzinfin, as lender and agent, will terminate and all obligations thereunder will be due and payable in full. The principal amount due under the DIP Facility will be fully satisfied with shares of Series A Cumulative Convertible Preferred Stock (the “New Preferred Stock”) to be issued by the reorganized Company, having an aggregate liquidation preference equal to the principal amount due under the DIP Facility.

General Unsecured Creditors

Aside from the restructured long-term debt, the claims of general unsecured creditors are unimpaired and will be paid by the Company in full in the ordinary course of business pursuant to the Plan.

Old Common Stock

Pursuant to the Plan, as disclosed in the Prior Form 8-Ks, all of the Company’s currently outstanding common stock (the “Old Common Stock”) will be cancelled on the Effective Date without receiving any distribution. As of January 26, 2012, the date the Chapter 11 Case was filed, there were 186,903,788 shares of Old Common Stock outstanding.

Articles of Incorporation and By-Laws

The Plan provides that the Company will adopt Amended and Restated Articles of Incorporation (the “Amended Charter”), which are expected to become effective on the Effective Date. The Amended Charter will authorize the Company to issue the New Common Stock and preferred stock, par value $0.01 per share, including the New Preferred Stock. In addition, in connection with the Plan, the Company will adopt Amended and Restated By-Laws, which are expected to become effective on the Effective Date.

Board of Directors

As of the Effective Date, the reorganized Company is expected to have a newly-appointed four-member board of directors.

The above description of the Plan is not complete and is qualified in its entirety by the full text of the Plan, which is included in Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and incorporated by reference herein. A summary of the Plan and information as to the Company’s assets and liabilities is provided in the Disclosure Statement with respect to the Plan. The Disclosure Statement is incorporated by reference as Exhibit 99.2 hereto and the Supplement to the Disclosure Statement is filed as Exhibit 99.3 hereto.

Item 7.01       Regulation FD Disclosure

On February 29, 2012, the Company issued a press release announcing the confirmation of the Plan, a copy of which is furnished with this Current Report as Exhibit 99.4 and is incorporated by reference into this Item 7.01.

Court documents filed in the Chapter 11 Case (other than documents filed under seal or otherwise subject to confidentiality protections) are accessible at the Bankruptcy Court’s Internet site, www.nysb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856 or online at http://pacer.psc.uscourts.gov. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Current Report on Form 8-K.

Item 8.01       Other Events

Upon the Effective Date, as a result of the termination of the Old Common Stock and the other actions undertaken in connection with the consummation of the Plan, the Company will become privately held by fewer than ten shareholders of record. As a result, and as provided in the Confirmation Order, the Company intends to file a Form 15 with the SEC pursuant to Rule 12(g)-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), promptly after the Effective Date. The filing of the Form 15 will immediately suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act, including obligations to file Forms 10-K, 10-Q and 8-K.

Cautionary Statement Regarding Forward-Looking Information

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, plans or estimates are forward-looking statements within the meaning of these laws. These forward-looking statements may be indicated by words such as “expects,” “anticipates,” “will,” “plans,” “believes,” “scheduled,” “estimates” and similar words and expressions, and include, but are not limited to, statements with respect to the completion of the court process, including the timing, outcome and impact on the Company’s business, the ability of the Company to consummate the Plan by the Effective Date and the ability of the Exit Facility to meet the Company’s post-emergence working capital and restructuring needs. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties, which are difficult to predict and many of which are outside of the control of the Company. If any of these risks or uncertainties materialize, or if underlying assumptions prove to be incorrect, actual developments and results may vary significantly from those projected.

Item 9.01      Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
2.1	Prepackaged Plan Of Reorganization under Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit A of Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on January 26, 2012).
2.2*	Modified Pre-Packaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated February 27, 2012 (incorporated by reference to Exhibit A to Exhibit 10.1 hereto).
10.1*	Agreement and Consent, dated February 27, 2012.
99.1*	Confirmation Order, dated February 28, 2012.
99.2	Disclosure Statement in Connection with the Prepetition Solicitation of Votes in Respect of the Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated January 26, 2011 (incorporated by reference to Exhibit C to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on January 26, 2012).
99.3*	Supplement to the Disclosure Statement in Connection with the Prepetition Solicitation of Votes in Respect of the Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated February 22, 2012.
99.4+	Press release dated February 29, 2012.

__________

* Filed herewith.

+ Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2012	Ener1, Inc.

	By:	/s/ Nicholas Brunero
Name: Nicholas Brunero
Title: Interim President and General Counsel